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                                                               EXHIBIT 23.5



     INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of CUC International Inc. on Form S-3 of our report dated June 24, 1996 (relating to the consolidated financial statements of Sierra On-Line, Inc. and subsidiaries for the year ended March 31, 1996, not presented separately therein), appearing in the CUC International Inc. Current Report on Form 8-K (filed with the Securities and Exchange Commission on September 17, 1996) and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



     DELOITTE & TOUCHE LLP
     Seattle, Washington

     October 2, 1996




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